                                        EMPLOYMENT AGREEMENT

         This Executive Employment  Agreement  ("Agreement") is entered into as of November 16, 2001
(the "Effective  Date"), by and between eXcelon,  a Delaware  corporation with its principal offices located  at 25 Mall Road,  Burlington,  MA  01803(together  with its  successors  and  assigns,  the
"Company"), and Ken Rugg, an individual residing at (omitted), (the "Executive").

         WHEREAS, the Executive is currently employed as an executive by eXcelon;

         WHEREAS, the Company desires to employ the Executive and has offered such employment to the
Executive,  and the Executive  desires to be employed by the Company and has accepted  employment by the Company an executive  with the Company,  in  accordance  with the  provisions  contained in this
Agreement.

         NOW,  THEREFORE,  in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. PRIOR AGREEMENTS SUPERSEDED.  This Agreement shall supersede and replace in its entirety any prior agreement.

         2. TERM.  The term of this  Agreement (the "Term") shall commence on the Effective Date and end on the six-month  anniversary  of the Effective  Date;  provided,  however,  that the Term shall thereafter be automatically  and indefinitely  extended for additional  six-month periods unless the
Company  gives the  Executive at least 90 days prior  written  notice  electing not to so extend the
Term.

         3. EMPLOYMENT, ACCEPTANCE, DUTIES AND OTHER ACTIVITIES.

                  3.1.  ACCEPTANCE.  The Company agrees to employ the Executive during the Term, and the  Executive  accepts  such  employment.  As a condition  precedent to the  Company's  obligations
hereunder,  the  Executive  shall  enter  into  the  attached   NON-COMPETITION,   NON-SOLICITATION,
NON-DISCLOSURE  AND  DEVELOPMENTS  AGREEMENT  with the  Company,  which is  incorporated  herein  by reference.

                  3.2. DUTIES.  During the Term,  Executive shall serve as a member of the executive staff of the  Company;  and shall be  assigned  no duties or  responsibilities  that are  materially inconsistent  with, or that  materially  impair his ability to discharge,  the foregoing  duties and responsibilities.

         4. COMPENSATION.

                  4.1 SALARY.

                  (a) The Company shall pay the Executive during the Term a salary of $ $165,000 per annum, less all required and authorized  withholdings and deductions.  Salary payments shall be made to the Executive in accordance with the Company's regular pay practices for executives.

                  4.2 EMPLOYEE  BENEFIT  PLANS.  During the Term,  and otherwise as provided in this
Agreement,  the  Executive  shall be entitled to receive such  benefits and to  participate  in such benefits plans as are generally  provided from time to time by the Company to its senior  management employees.

                  4.3  ACCELERATION  OF VESTING  AND  EXTENSION  OF TIME FOR  EXERCISE OF OPTIONS IN
CERTAIN EVENTS.

         (a) Upon the occurrence of any Change in Control,  as defined in Section 5.6(b) below, each option to acquire  common stock,  $.001 par value  ("Common  Stock") of the Company that is then held by the Executive (each an "Option") shall vest immediately, so as to become fully exercisable.

         (b) If the Company  terminates the Executive's  employment Without Cause during the Initial
         Term or, if later,  within twelve(12) months after a Change in Control, or if during either such period the Executive voluntarily  terminates his or her employment pursuant to Section
         5.5(b) below,

(i) each Option held by the Executive shall vest  immediately so as to become fully  exercisable (to the extent not already fully exercisable),  and (ii) the expiration date by which any Option held by the Executive must be exercised will  automatically be extended to the first anniversary of the date of such termination.

         5. TERMINATION OF EMPLOYMENT.

                  5.1      DEFINITION OF TERMS

                  (a) The  Severance  Amount  shall  be  equal  to the  sum of (i)  the  Executive's then-current  monthly salary multiplied by six (6) provided such monthly rate shall not be less than his salary on the effective date including bonuses and commissions.

                  (b) The Severance  Benefits shall be all allowances and benefits,  including,  but not limited to, medical and dental insurance benefits;  provided, however, that if, and only if, the allowances and benefits being provided to the Executive on the date the Executive  terminates cannot be  provided  under the  terms of such  plans  (and such  plans  cannot be  amended  by the Board of
Directors of the Company to provide such benefits and allowances without adversely affecting the tax treatment  thereof to the Company or the  participants  thereunder),  the  Company  shall pay to the
Executive, his spouse, his estate or his legal representative, as the case may be, the value of such allowances  and benefits in a lump sum payment  within thirty (30) days after the date the Executive terminates.

                  5.2 TERMINATION UPON DEATH.

                  (a) The Term of employment of the Executive  under this Agreement  shall terminate upon the death of the  Executive.  Following the death of the Executive  while he is employed by the
Company,  but in no event later than the thirtieth  (30th) day following the date of his death,  the
Company shall make a lump sum cash Severance Amount payment to his surviving spouse, if she survives him, or to his estate if his spouse does not survive him.

                  (b) In addition to the Severance Amount payable pursuant to SUBSECTION 6.2(a), the
Company shall provide  Severance  Benefits to the Executive's  surviving spouse, if any, for six (6)
months following the date of the Participant's death.

                  5.3 TERMINATION UPON DISABILITY.

                  (a) If, during the Term of his employment,  the Executive suffers a Disability (as hereinafter  defined) for a period of three (3)  consecutive  months or more, the Company may, after the expiration of such three-month  period and prior to the Executive  resuming his full-time duties hereunder,  terminate the  employment of the  Executive  upon prior written  notice to the Executive which  notice  shall  specify a date  (which may be the date of such notice or any later date) as of which such termination is to become effective (the "Disability Termination Date"). Subsequent to the
Disability Termination Date, the Executive or his legal representatives shall be entitled to receive any benefits  which may be payable under all  disability  insurance  policies and  disability  plans provided by the Company,  without offset for any other insurance or disability payments to which the
Executive may be entitled under insurance policies owned by him.

                  (b) In addition to the benefits  payable  pursuant to  SUBSECTION  6.3(a),  within thirty (30) days following the Disability  Termination  Date, the Company shall pay the Executive or his legal  representatives  the Severance  Amount and shall provide  Severance  Benefits for six (6)
months following the Disability Termination Date.

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                  (c) For purposes of this  SUBSECTION  6.3,  "Disability"  shall mean any mental or physical  condition or incapacity  which prevents the Executive from  substantially  discharging his duties and responsibilities as an officer of the Company. In the event of a disagreement between the
Company and the Executive as to whether the Executive suffers from a Disability, the Executive shall submit to the physical or mental  examination of a physician licensed under the laws of the State of
Massachusetts who shall be mutually selected by the Executive (or his legal  representative) and the
Company,  and such physician shall make the  determination of whether the Executive suffers from any
Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the  Executive.  The entire cost of any such  examination  shall be borne by the Company.

                  5.4  TERMINATION  FOR  CAUSE.  In the  event  of  termination  of the  Executive's employment for Cause,  all compensation of the Executive and any other rights the Executive may have under this Agreement  shall cease upon the termination  date of his employment,  the Executive shall receive no Severance Amount, no Severance Benefits and no further payments or benefits shall be paid or payable to the  Executive  by the  Company for any period  thereafter,  except to the extent that
Executive  shall have  accrued  benefits  under any  retirement  plan adopted by the Company for the benefit of its employees and except for all compensation  owing hereunder to the Executive as of the date of  termination  for  Cause.  For  purposes  of this  Agreement,  "CAUSE"  shall mean (a) being convicted of criminal conduct constituting a felony offense,  other than a traffic offense,  whether or not related to the  Executive'semployment;  (b) negligence in the  performance of the Executive's duties on behalf of the  Company  which  results in a material  detriment  to the Company and is not cured or corrected within thirty (30) days after the Executive's  receipt of written notice from the
Company  referring  to this  paragraph  and  describing  with  specificity  the  conduct or omission constituting  negligence;  (c)  fraud or  embezzlement  with  respect  to funds of the  Company,  as determined by the Board; (d) the Executive's failure to comply with lawful instructions given to the
Executive by the Board of Directors  which is not cured or corrected  within  thirty (30) days after the  Executive's  receipt of  written  notice  from the  Company  referring  to this  paragraph  and describing  with  specificity  the  instructions  with which the Executive  did not comply;  (e) the
Executive's  material  failure  to  comply  with  reasonable  policies,  directives,  standards  and regulations adopted by the Company, including,  without limitation, the Company's policies regarding insider  trading,  except any such  failure,  that, if capable of cure, is remedied by the Executive within thirty (30) days after the Executive's  receipt of written notice from the Company  referring to this paragraph and describing with specificity the failure of the Executive to comply; (f) breach by the Executive of the Company  Proprietary  Rights  Agreement;  and (g) any intentional act by the
Executive that would  reasonably be expected to have, and that does have, a material  adverse effect on the  goodwill  or  reputation  of the  Company  or on its  relationships  with its  customers  or employees.  Notwithstanding  the  foregoing,  a refusal  by the  Executive  to move the  Executive's residence away from the Boston area at the Company's request will not constitute a failure to comply under this paragraph.

                  5.5 VOLUNTARY TERMINATION BY EXECUTIVE.

                  (a) The Executive may voluntarily terminate his employment at any time upon ninety
(90) days written  notice to the Company.  In such case,  the  Executive  shall receive no Severance
Amount,  no Severance  Benefits and no further  payments or benefits shall be paid or payable to the
Executive by the Company for any period after such  termination of employment,  except to the extent that Executive shall have accrued  benefits under any plan adopted by the Company for the benefit of its employees  generally and except for all compensation  owing hereunder to the Executive as of the date of voluntary termination.

                  (b) Notwithstanding the foregoing,  within 180 days after an Event of Constructive
Termination (as hereinafter  defined) the Executive may voluntarily  terminate employment and within thirty (30) days thereafter,  the Company shall pay the Executive (i) the Severance Amount, and (ii)
Severance Benefits for a period of twelve (12) months. An "Event of Constructive  Termination" shall mean (v) a relocation of the Executive's  principal  workplace to a location more than 50 miles from the  location of such  workplace  on the  Effective  Date without the  Executive's  express  written consent;  (w) an  assignment to the Executive of duties or  responsibilities  inconsistent  with his position as set forth in Section 3.2 hereof or  inappropriate  an  executiveof  the  Company;  (x) a reduction in the  Executive's  compensation  or benefits  without the express written consent of the
Executive;  or (z) delivery of written notice by the Company that the Term of the Agreement will not be extended in accordance with Section 2 hereof.

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                  5.6 TERMINATION BY THE COMPANY DUE TO A CHANGE IN CONTROL.

                  (a) If the Company terminates the Executive's employment within twelve (12) months after a Change in Control (as hereinafter defined), the Executive shall receive the Severance Amount payable in one lump sum on the effective date of such  termination and the Severance  Benefits for a period of twelve (12) months following the termination of the Executive's employment.

                  (b) For  purposes of this  Agreement,  a "Change of Control"  shall mean:  (i) the acquisition  by an  individual,  entity,  group or any  other  person  of  beneficial  ownership  of thirty-five percent (35%) or more of either (x) the  then-outstanding  shares of common stock of the
Company or (y) the combined  voting power of the election of directors for the Company;  and/or (ii)
the sale of  substantially  all of the  Company's  assets or a merger or sale of stock  wherein  the holders  of the  Company's  capital  stock  immediately  prior  to such  sale do not hold at least a majority of the outstanding capital stock of the Company or its successor immediately following such sale;  and/or (iii)  individuals who, as of the date hereof,  constitute the Board of Directors (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors;
provided,  however,  that any individual  becoming a director  subsequently to the date hereof whose election,  or nomination  for election by the Company's  shareholders,  was approved by a vote of at least a majority of the directors then  comprising the Incumbent Board shall be considered as though such  individual were a member of the Incumbent  Board,  but excluding,  for this purpose,  any such individual whose initial  assumption of office occurs as result of an actual or threatened  election contest  with  respect to the  election  or  removal  of  directors  or other  actual or  threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

                  (c) The Company  shall  require  any  successor  via a Change in Control  (whether direct or indirect, by purchase,  merger,  consolidation or otherwise) to assume expressly and agree to perform  this  Agreement  in the same manner and to the same  extent  that the  Company  would be required to perform it if no such succession had taken place.

                  5.7 TERMINATION  WITHOUT CAUSE. In the event that the Executive'  employment under this  Agreement is Terminated  Without  Cause (as  hereinafter  defined),  the Company shall pay the
Executive,  on the date of such termination,  the Severance Amount as well as the Severance Benefits for a period of six (6) months.  Termination Without Cause shall mean any termination of Executive's employment  under this Agreement,  other than (a) termination  upon death in accordance with SECTION
6.2, (b)  termination  upon  Disability in accordance with SECTION 6.3, (c) termination for Cause in accordance  with SECTION 6.4, (d) voluntary  termination by the Executive in accordance with SECTION
6.5, (e)  termination  by the Company due to a Change in Control in accordance  with SECTION 6.6, or
(f)  termination by expiration of the Term due to the  non-extension  of the Term in accordance with
SECTION 2.

         6. INDEMNIFICATION.

                  6.1 The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding,  whether civil,  criminal,  administrative or investigative,  by  reason  of the fact  that he is or was a  director,  officer,  employee,  agent, manager, consultant or representative of the Company or eXcelon, or is or was serving at the request of the Company or eXcelon,  or in  connection  with his service  under this  Agreement  or the Prior
Agreement, as a director officer, employee, agent, manager,  consultant or representative of another person,  or (ii) if any claim is made, or is threatened to be made, that arises out of or relates to the  Executive's  service in any of the foregoing  capacities,  then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted, or authorized, by the Company's  certificate  of  incorporation,  bylaws or other  organization  documents or Board resolutions,  against  any and all  costs,  expenses  liabilities  and  losses  (including,  without limitation, judgments, interest, expenses of investigation,  penalties, fines, ERISA excise taxes or penalties,  reasonable  attorneys'  fees, and amounts paid or to be paid in settlement)  incurred or suffered by Executive in connection  therewith  and such  indemnification  shall  continue as to the
Executive even if he has ceased to be a director,  officer, employee, agent, manager,  consultant or representative  of the Company or eXcelon and shall insure to the benefit of the Executive's  heirs, executors, administrators and legal representatives.

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                  6.2 The Company agrees to advance to the Executive all costs and expenses incurred by him in  connection  with any event  described  in this  SECTION 6 to the fullest  extent  legally
permitted,  or  authorized,  by  the  Company's  certificate  of  incorporation,   bylaws  or  other
organization  documents or Board resolutions within fifteen (15) days after receiving written notice requesting such an advance,  which notice (a) shall include an undertaking by the Executive to repay the amount  advanced if he is ultimately  determined not to be entitled to  indemnification  against such costs and expenses and (b) shall be  accompanied by reasonable  documentation  of the costs and expenses for which  advancement  is sought.  No amendment by the Company at any time on or after the
Effective Date of the provisions of the Company's  certificates of  incorporation or bylaws shall be effective to reduce any of the Executive's  rights to  indemnification,  or advancement of costs and expenses, under this SECTION

                  6.3 During the Term and for a period of six (6) years thereafter,  a directors and officers'  liability  insurance policy (or policies) shall be kept in place providing  comprehensive coverage to the  Executive to the extent that such  coverage is then provided by the Company for any other  present or former  senior  executive  or director of the Company  with respect to such senior executive's or director's service as such.

                  6.4 The provisions of this section shall survive the  termination or expiration of this Agreement, irrespective of the reasons for such termination or expiration.

         7.  ATTORNEYS'  FEES. In the event a party seeks to enforce any provision of this Agreement and receives  injunctive  relief or other  equitable  relief from a court of competent  jurisdiction which is final and not subject to appeal,  such party  shall be  entitled to recover its  reasonable attorneys' fees and costs incurred with respect to obtaining such relief from the other party.

         8. OTHER PROVISIONS.

                  8.1 AMOUNTS  PAYABLE LESS  WITHHOLDING  TAXES.  The amounts payable by the Company hereunder shall be less any federal, state or local withholding taxes and social security.

                  8.2  ENTIRE  AGREEMENT.  This  Agreement  constitutes  the  entire  agreement  and understanding  between  the  Company  and the  Executive,  and  supersedes  all prior  negotiations, agreements (including the Prior Agreement),  arrangements, and understandings, both written or oral, between the  Company  and the  Executive  with  respect to the  subject  matter and the Term of this
Agreement.

                  8.3 WAIVER OR AMENDMENT.

                  (a) The waiver by either  party of a breach or  violation of any term or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement or of any other right or remedy.

                  (b) No provision in this  Agreement  may be amended  unless such  amendment is set forth in a writing that specifically refers to this Agreement and is signed by the Executive and the
Company.

                  8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

                  8.5 ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, each of the Company and the Executive and their respective  heirs,  personal  representatives, legal representatives, successors and assigns.

                  8.6  SEVERABILITY.  The  invalidity  of any  one or more  of the  words,  phrases, sentences,  clauses or sections  contained in this Agreement shall not affect the  enforceability of the remaining  portions of this Agreement or any part hereof. If any part of this Agreement shall be declared invalid by a court of competent jurisdiction,  this Agreement shall be construed as if such invalid part had not been inserted.  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

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EXECUTIVE                                                        eXcelon Corp.

  __________________________                                     By:  _________________________

                                                                 Name:  _______________________

                                                                 Title:  _______________________

  Date:  __________________                                      Date:  __________________

eXcelon Corp.

By:  _________________________

Name:  _______________________

Title:  ______________________

Date:  __________________

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